Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amendment No. 1 to the Annual Report on Form 10-K of Helios and Matheson Analytics Inc. for the year ended December 31, 2015 (the “Report”), I, Parthasarathy Krishnan, the Principal Financial Officer of Helios and Matheson Analytics Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Helios and Matheson Analytics Inc., on a consolidated basis.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report on Form 10-K/A.

Date:	April 29, 2016	/s/ Parthasarathy Krishnan
Name: Parthasarathy Krishnan Title: Interim Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.